CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated October 8, 1999, which appears on the Annual Report on Form 10-KSB of IAT Resources Corporation (formally The Producers Entertainment Group Ltd.) and subsidiaries for the year ended
June 30, 1999. We also consent to the reference to our firm under the caption "Experts" in the aforementioned Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 16, 1999